UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  June 6, 2018
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound, Texas 75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On and effective as of June 6, 2018, Mannatech, Incorporated (the “Company”) elected Tyler Rameson (“Mr. Rameson”) as a non-employee Class II board member to fill the vacancy on the Board of Directors of the Company (the “Board”) created by the increase in the size of the Board.

After attending the next scheduled board meeting, Mr. Rameson is expected to be appointed to serve on the Audit, Compensation and Stock Option Plan and Science and Marketing committees.

There is no arrangement or understanding between Mr. Rameson and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Rameson has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Rameson received an equity grant of 1,667 stock options. The stock options are priced on the date of grant and vest immediately on the date of grant. Mr. Rameson will also receive the compensation offered to all of the Company’s non-employee directors for services on the Board and its committees, as disclosed in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on April 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2018

MANNATECH, INCORPORATED
By:	/s/ David Johnson
David Johnson
Chief Financial Officer